EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-173746 of Delta Tucker Holdings, Inc. and subsidiaries on Form S-4 of our report dated March 31, 2011 related to the financial statements of Global Linguist Solutions LLC as of and for the nine month period ended December 31, 2010, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Fort Worth, Texas

June 3, 2011